UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2011

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

On July 14, 2011 Reliance Steel & Aluminum Co. (the “Registrant”) announced that it has reached an agreement to purchase all of the outstanding capital securities of Continental Alloys & Services, Inc., headquartered in Houston, Texas and certain affiliated companies. Continental is a leading global materials management company focused on high-end steel and alloy pipe, tube and bar products and precision manufacturing of various tools designed for well completion programs of global energy service companies and has 12 locations in seven countries including the United States, Canada, United Kingdom, Singapore, Malaysia, Dubai and Mexico.  Continental and its affiliates had unaudited combined net sales of approximately $196 million for the six months ended June 30, 2011. The transaction is expected to be finalized within 30 days, subject to customary closing conditions.  Terms were not disclosed.

A copy of the press release related to the transaction is attached as an exhibit hereto.

Item 9.01              Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

N/A

(b)                                 Pro Forma Financial Information.

N/A

(c)                                  Shell company transactions.

Not applicable.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: July 14, 2011	By:	/s/ Kay Rustand
Kay Rustand
Vice President, General Counsel and Corporate Secretary

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 14, 2011.